SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

COGNOS INCORPORATED

(Exact name of registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

0-16006	98-0119485
(Commission File Number No.)	(IRS Employer Identification No.)

3755 Riverside Drive
P.O. Box 9707, Station T
Ottawa, Ontario, Canada
K1G 4K9

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(613) 738-1440

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

In December 2004, the Financial Accounting Standards Board issued Financial Accounting Standard No. 123 (Revised), Share-based Payment (“SFAS 123R”). This revised standard addresses the accounting for share-based payment transactions (including stock options) in which a company receives employee services in exchange for either equity instruments of the company or liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. Under the new standard, companies will be required to account for such transactions using a fair value method and recognize the expense in the consolidated statement of income.

Cognos Incorporated adopted SFAS 123R on March 1, 2006. As a result of the adoption of FAS 123R, our operating income, net income, and earnings per share will be significantly impacted going forward. We have elected the modified retrospective application method which requires that the financial statements of all prior periods be adjusted on a basis consistent with the pro forma disclosures required in those periods by SFAS No 123, Accounting for Stock-based Compensation, the predecessor to SFAS 123R.

Included as Exhibit 99.1 to this Form 8-K is a schedule showing the impact of the retrospective application of SFAS 123R on our consolidated statements of income for fiscal 2005 and fiscal 2006 by quarter. Management is issuing this information to assist readers of its financial statements to understand the impact of SFAS 123R on its operating income, net income, and earnings per share. The filing of this Form 8-K is not an amendment to our 2005 Form 10-K or any of our 2006 Form 10-Qs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNOS INCORPORATED
(Registrant)

Dated: March 30, 2006	By: /s/ Tom Manley
Tom Manley
Senior Vice President, Finance &
Administration and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Retrospective application of SFAS 123R to fiscal 2005 & fiscal 2006

4